AMANI CONSULTING SPRL

Audit report on the financial statements as of December 31, 2013

AMANI CONSULTING SPRL AUDIT REPORT ON THE FINANCIAL STATEMENTS PERIOD: ENDED AS AT DECEMBER 31, 2013 Kinshasa, January 2014

AMANI CONSULTING SPRL

Audit report on the financial statements as of December 31, 2013

INDEPENDENT AUDITORS’ REPORT

FOR THE FINANCIAL PERIOD ENDED 31 DECEMBER 2013

Dear Sirs,

1.

We have audited the financial statements of AMANI CONSULTING S.P.R.L. which comprise the statement of financial position as at 31 December 2013 with a total of USD 5,104,409.13, the statement of comprehensive income with a net loss of USD -5,165.16, and the statement of cash flows for the period and a summary of significant accounting policies and other explanatory information stated along the lines of US GAAP. We also examined the company’s compliance with the articles of association, laws and regulations.This report is made solely to the Company’s shareholder, as a body, in accordance with The Democratic Republic of Congo law. Our audit work has been undertaken so that we might state to the Company’s shareholder those matters we are required to state to them in an auditor’s report and for no other purpose.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS

The Directors are responsible for the preparation and fair presentation of these financial statements in accordance with US GAAP and in compliance with the requirements applicable to The Democratic Republic of Congo law. They are also responsible for such internal control as they determine that it is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ REPONSIBILITIES

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

2.

We conducted our audit in accordance with the International Standards of Auditing issued by the International Federation of Accountants (IFAC) and with law and regulation prevailing in DRC. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a tests basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AUDIT POINTS

3.

We have not obtained all the information and explanations we asked namely those relating to bank accounts held for the realization of transactions in both mining sites Bunia and Watsa. We are not able to determine the impact of these omissions in the accounts of AMANI CONSULTING Sprl as those Data and documents are not submitted for recording in Headquarter in Kinshasa.

4.

There is no evidence supporting the amount of USD 30.000 in the financial statements especially in note 6 below.

AMANI CONSULTING SPRL

Audit report on the financial statements as of December 31, 2013

OPINION ON THE FINANCIAL STATEMENTS

5.

In our opinion, except for the effects of adjustments that could result from the above-mentioned observations formulated from the paragraphs 3 to 4, the financial statements on pages 5 to 12 give a true and fair view of the financial position of AMANI CONSULTING S.P.R.L at 31 December 2013, and of its financial performance and cash flows for the period then ended in accordance with US GAAP. In addition, AMANI CONSULTING SPRL complied with the articles of association, laws and regulations applicable to the company.

Kinshasa, January 30, 2014

/s/  Jean-Pierre NZAU

Réviseur Comptable, IRC/RDC

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

I. FINANCIAL  STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2013

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

STATEMENT OF COMPREHENSIVE INCOME

FOR THE FINANCIAL PERIOD ENDED 31 DECEMBER 2013

(Expressed in USD)

		Period from
		Incorporation to
		31 December 2013

Revenue		0,00
Operating expenses		0,00
GROSS PROFIT/LOSS		0,00

Administrative expenses	3	-5,165.16

OPERATING LOSS		-5,165.16

Finance costs		0.00
LOSS BEFORE TAX		-5,165.16
Income tax expense		0.00
LOSS FOR THE PERIOD		-5,165.16

OTHER COMPREHENSIVE INCOME		0,00
Exchange differences on translation of foreign operations		0
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD		-5,165.16

Loss attributable to:
Owners of the Company		-5,165.16
Non-controlling interest		0
LOSS FOR THE PERIOD		-5,165.16

Total comprehensive income attributable to:
Owners of the Company		-5,165.16
Non-controlling interest		0
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD		-5,165.16

Notes 3 to 9 are an integral part of the financial statements

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2013

(Expressed in USD)

ASSETS	Notes	31/12/2013
NON CURRENT ASSETS		682,587.67
Equipment	4	13,082.67
Intangible assets		19,505.00
Investments in subsidiaries	5	650,000.00

CURRENT ASSETS
Accounts receivable		4,421,821.46
Receivable from shareholders		10,000.00
Intercompany receivables	6	4,381,821.46
Accrued assets	7	30,000.00

Cash and bank balances		0,00
Bank accounts		0,00

TOTAL ASSETS		5,104,409.13

SHARHOLDERS’ EQUITY & LIABILITIES	Notes	31/12/2013

SHAREHOLDER EQUITY		40,834.84
Share capital	8	46,000.00
Net (Loss) income		-5,165.16

LONG TERM LIABILITIES		0

CURRENT LIABILITIES		5,063,574.29
Associate CONG MAO HUAI Payable	9	5,031,821.46
Other liabilities		1,752.83
Accrued liabilities	7	30,000.00

TOTAL EQUITY AND LIABILITIES		5,104,409.13

Notes 3 to 9 are an integral part of the financial statements

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

STATEMENT OF CASH FLOWS

FOR THE FINANCIAL PERIOD ENDED 31 DECEMBER 2013

(Expressed in USD)

2013
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period before taxation	-5,165.16
Adjustments for:
Increase in Receivable	-4,421,821.46

Increase in Payable	5,063,574.29

Net cash generated from operating activities	636,587.67

CASH FLOWS FROM INVESTING ACTIVITIES
Payments to acquire property, plant and equipment	-682,587.67

Net cash used/ from in investing activities	-682,587.67

CASH FLOW FROM FINANCING ACTIVITIES
Gross proceeds from issue of equity share capital	46,000.00

Net cash generated from financing activities	46,000.00

Net Increase cash for the period	0.00

Cash and cash equivalents as at beginning of the year	0

CASH AND CASH EQUIVALENTS AS AT 31 DECEMBER 2013	0,00

Notes 3 to 9 are an integral part of the financial statements

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

II. NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD ENDED DECEMBER 31, 2013

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

1.  PRESENTATION OF THE COMPANY

AMANI CONSULTING SPRL “the Company” is a private limited company, incorporated and registered in compliance to the Laws of the Democratic Republic of The Congo (DRC). As of December 31, 2013, its share capital amounts to USD 46,000.00, with 1.000 shares and are held by PANEX (85%) and Others (15%).

The company’s corporate object is to operate in studies of geology, mining engineering, building construction, research and mining…..

2.  ACCOUNTING POLICIES

Basis of preparation

The financial statements are prepared under the going concern basis and in accordance with US GAAP as adopted by the Company. The financial statements are presented in US Dollars.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted by the Company are set out in note 2

Going concern

Liquidity is managed at group level using funds from the shareholder. Having considered the current economic environment, and the financial support received from the parent company, the Directors have a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. Thus they therefore continue to adopt the going concern basis in preparing its financial statements.

Foreign currencies

The financial statements are prepared in US Dollars, which is the Company's functional and presentational currency.  Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction.  Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the statement of financial position date.  All differences are taken to the income statement.  Non monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions.

3.  ADMINISTRATIVE EXPENSES

An analysis of the administrative expenses is as follows:

31/12/2013
Wages and salary expenses	-1,222.83
Taxes	-530.00
Depreciation (see note 4)	-3,412.33
Total	-5.165.16

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

4.  FIXED ASSETS

	Office furniture	Computer equipment	Total
Estimated useful lives	5 YEARS	3 YEARS

GROSS VALUE
01/01/2013
Addition	15,645.00	850.00	16,495.00
Cessions	0	0	0
As at 31/12/2013	15,645.00	850	16,495.00
AMORTIZATION
01/01/2013	0	0	0
Depreciation and amortization	3,129.00	283.33	3,412.33
	0	0	0
As at 31/12/2013	3,129.00	283,33	3412,33
NET VALUE	12,516.00	566.67	13,082.67

5.  INVESTMENTS

The amount of USD 650.000 represents equity in the Company of GIRO GOLDFIELDS SPRL

6.  INTERCOMPANY RECEIVABLE

13/12/31
GIRO GOLDFIELDS SPRL	4,381,821.00
TOTAL	4,381,821.00

Giro GOLDFIELDS SPRL has to receive from shareholder AMANI, a financial support for the purpose of funding exploration activities. Amount of USD 1.112.400 included in this caption is not yet justified by AMANI SPRL.

7.  ACCRUED ASSETS & LIABILITIES

This is an unjustified amount in connection with a loan of USD 30,000 made by the company Bascons sprl to Amani Consulting sprl relating to the work of Ferro Swiss project.

8.  SHARE CAPITAL

As at December 31, 2013, GIRO GOLDFIELDS sprl capital share is represented by 1,000 nominative ordinary shares owned by PANEX SPRL and Other Associate fully paid and analysed as follows:

Share holders	Nr of shares	%	Amount USD
Ordinary shares
PANEX RESOURCES INC.	850.00	85	39,100.00
OTHER ASSOCIATES	150.00	15	6,900.00
	1,000.00	100	46,000,000

AMANI CONSULTING SPRL

183, Kalembe lembe

Kinshasa-Lingwala

République Démocratique du Congo

FINANCIAL STATEMENTS AS AT DECEMBER 31, 2013

9.  ASSOCIATE PAYABLE

13/12/31
Associate CONG MAO HUAI	5,031,821.46

TOTAL	5,031,821.46

This heading reflects the amount of funds advanced by the shareholder CONGO MAO HUAI, for the purpose of funding exploration activities of GIRO GOLDFIELDS SPRL.

The borrowing of (USD 4,269,421.00) is unsecured, bears no interest and has no fixed payment date. As per below, there is no supporting document of the amount of USD 1,112,400.00.

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